                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                         SEC File No. 333-130789

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130789) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or
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system.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

                                                                                              % OF
      CMSA        CMSA          MORTGAGE                                                  INITIAL POOL   LOAN GROUP
ID  LOAN NO.  PROPERTY NO.  LOAN SELLER (1)  PROPERTY NAME                                  BALANCE     (ONE OR TWO)
--------------------------------------------------------------------------------------------------------------------

 1                               PCF II      St. Andrews at Perimeter Apartments                             2
 2                               PCF II      Post Crest Apartments                                           2
 3                               PCF II      Post Collier Hills Apartments                                   2
 4                                NLIC       One Lincoln Park Apartments                                     2
 5                                PMCF       Beaver Brook Apartments                                         2
--------------------------------------------------------------------------------------------------------------------
 6                                WFB        Bristol Place Apartments                                        2
 7                                PMCF       Grant Street Portfolio                                          2
 8                                PMCF       Chestnut Hill                                                   2
 9                               PCF II      Rianna II                                                       2
10                               BSCMI       Castle Way Apartments                                           2
--------------------------------------------------------------------------------------------------------------------
11                                PMCF       The Remington at Valley Ranch                                   2
12                               BSCMI       2285 Ocean Avenue                                               2
13                               PCF II      Fox Run Apartments                                              2
14                                NLIC       Danbury of Cuyahoga Falls                                       2
15                               BSCMI       2300 Grand Concourse                                            2
--------------------------------------------------------------------------------------------------------------------
16                                NLIC       Old Stone Apartments                                            2
17                                WFB        Lynmarie Apartments                                             2
18                               BSCMI       2765 Kingsbridge Terrace                                        2
19                                PMCF       Spring Mill Manor                                               2
20                                WFB        Briarwick Apartments                                            2
--------------------------------------------------------------------------------------------------------------------
21                                PMCF       Southern Oaks                                                   2
22                                WFB        Redwood Royale Apartments                                       2
23                               BSCMI       3371-3373 Decatur Avenue                                        2
24                                WFB        Emerald Pointe Garden Senior Apartments                         2
25                                WFB        Arbor Lane Apartments                                           2
--------------------------------------------------------------------------------------------------------------------
26                               BSCMI       1344 University Avenue                                          2
27                                PMCF       Prairie View Apartments                                         2
28                               PCF II      Glenview Estates Townhomes                                      2
29                               BSCMI       2264 Creston Avenue                                             2
30                               BSCMI       2773-2779 Briggs Avenue                                         2
--------------------------------------------------------------------------------------------------------------------
31                                PMCF       Paradise Valley Baptist                                         2
32                                NLIC       Skyline Apartments                                              2
33                                WFB        Gardenbrook Apartments                                          2
34                                WFB        Cloverdale Heights Apartments                                   2
35                               PCF II      Tree Tops Villas & Tower Village Apartments                     2
--------------------------------------------------------------------------------------------------------------------
36                                WFB        Mills Ridge Apartments - Brookings                              2
37                               PCF II      Fox Hollow                                                      2
38                               PCF II      Whittier Woods Apartments                                       2
39                                WFB        1148 & 1156 W. Valencia                                         2
40                                WFB        Forest Lake 18 Plex Apartment Building                          2
--------------------------------------------------------------------------------------------------------------------

       % OF
    APPLICABLE              GENERAL      DETAILED
    LOAN GROUP     # OF     PROPERTY     PROPERTY
ID   BALANCE    PROPERTIES  TYPE         TYPE                STREET ADDRESS                        CITY
-------------------------------------------------------------------------------------------------------------------------

 1     13.7%         1      Multifamily  Garden              4867 Ashford Dunwoody Road            Atlanta
 2     11.1%         1      Multifamily  Garden              50 Adams Lake Boulevard               Atlanta
 3     9.5%          1      Multifamily  Garden              914 Collier Road                      Atlanta
 4     8.6%          1      Multifamily  Senior Housing      590 Isaac Prugh Way                   Kettering
 5     7.5%          1      Multifamily  Garden              550 South DuPont Parkway              New Castle
-------------------------------------------------------------------------------------------------------------------------
 6     6.4%          1      Multifamily  Garden              15210 Amberly Drive                   Tampa
 7     3.2%          1      Multifamily  Student Housing     1149, 1156, 1163, 1179 Grant Street;
                                                             888 Wayne Avenue; 1105 and 1112
                                                             Oakland Avenue; 713 School Street     Indiana
 8     3.0%          1      Multifamily  Garden              7500 Bellerive Drive                  Houston
 9     2.6%          1      Multifamily  Mid-Rise            728 12th Avenue                       Seattle
10     2.5%          1      Multifamily  Garden              5955 Weiss Road                       Saginaw Township
-------------------------------------------------------------------------------------------------------------------------
11     2.1%          1      Multifamily  Independent Living  8707 Valley Ranch Parkway West        Irving
12     1.9%          1      Multifamily  Mid-Rise            2285 Ocean Avenue                     Brooklyn
13     1.9%          1      Multifamily  Garden              11-12 Flintlock Road                  Ledyard
14     1.8%          1      Multifamily  Senior Housing      1695 Queens Gate Circle               Cuyahoga Falls
15     1.6%          1      Mixed Use    Multifamily/Retail  2300 Grand Concourse                  Bronx
-------------------------------------------------------------------------------------------------------------------------
16     1.4%          1      Multifamily  Garden              3246 E. Old Stone Avenue              Republic
17     1.3%          1      Multifamily  Garden              3660 SW 117th Avenue                  Beaverton
18     1.2%          1      Multifamily  Urban               2765 Kingsbridge Terrace              Bronx
19     1.2%          1      Multifamily  Garden              32 Blacks Lane                        Springfield
20     1.2%          1      Multifamily  Garden              536 Southlea Drive                    Kokomo
-------------------------------------------------------------------------------------------------------------------------
21     1.2%          1      Multifamily  Garden              13531 Gragston Circle                 Tampa
22     1.1%          1      Multifamily  Low Rise            9001 Conde Lane                       Windsor
23     1.1%          1      Mixed Use    Multifamily/Retail  3371-3373 Decatur Avenue              Bronx
24     1.0%          1      Multifamily  Independent Living  1614-1848 East Cook Road              Fort Wayne
25     1.0%          1      Multifamily  Garden              23522 - 23546 Antonio Parkway         Rancho Santa Margarita
-------------------------------------------------------------------------------------------------------------------------
26     1.0%          1      Multifamily  Urban               1344 University Avenue                Bronx
27     1.0%          1      Multifamily  Garden              5825 Eastland Court                   Cheyenne
28     0.9%          1      Multifamily  Garden              101-263 Glenview Drive                Mansfield
29     0.9%          1      Multifamily  Urban               2264 Creston Avenue                   Bronx
30     0.9%          1      Multifamily  Urban               2773-2779 Briggs Avenue               Bronx
-------------------------------------------------------------------------------------------------------------------------
31     0.9%          1      Multifamily  Garden              11640 North 27th Street               Phoenix
32     0.9%          1      Multifamily  Mid-Rise            1005-1316 Vanguilder Avenue and
                                                              1101-1306 Keyser Street              Morgantown
33     0.8%          1      Multifamily  Garden              3950 SW 102nd Avenue                  Beaverton
34     0.7%          1      Multifamily  Garden              2025 Clover Drive                     Crawfordsville
35     0.7%          1      Multifamily  Garden              400-420 East Fire Tower Road &
                                                             2005-2013 Tower Place                 Greenville
-------------------------------------------------------------------------------------------------------------------------
36     0.6%          1      Multifamily  Low Rise            2410 Sunrise Ridge Circle             Brookings
37     0.5%          1      Multifamily  Garden              1008 South Belt Line Road             Grand Prairie
38     0.5%          1      Multifamily  Garden              48 West Whittier Avenue               Fairborn
39     0.3%          1      Multifamily  Garden              1148 - 1156 Valencia Drive            Fullerton
40     0.3%          1      Multifamily  Mid-Rise            912 4th Street SW                     Forest Lake
-------------------------------------------------------------------------------------------------------------------------

                                                  CUT-OFF DATE      ORIGINAL      STATED REMAINING     ORIGINAL       REMAINING
                                   CUT-OFF DATE    BALANCE PER  TERM TO MATURITY  TERM TO MATURITY   AMORTIZATION   AMORTIZATION
ID  COUNTY        STATE  ZIP CODE   BALANCE ($)       UNIT ($)   OR ARD (MOS.)      OR ARD (MOS.)     TERM (MOS.)    TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------------

 1  DeKalb         GA     30338    57,000,000.00    113,095.24               120               118         --            --
 2  Cobb           GA     30339    46,158,770.00    112,582.37               120               120         --            --
 3  Fulton         GA     30318    39,564,600.00     99,910.61               120               120         --            --
 4  Montgomery     OH     45429    35,968,000.94    141,606.30               120               119        360           359
 5  New Castle     DE     19720    31,000,000.00     48,895.90                60                60         --            --
--------------------------------------------------------------------------------------------------------------------------------
 6  Hillsborough   FL     33647    26,675,000.00     78,455.88               120               118         --            --
 7  Indiana        PA     15701    13,200,000.00     76,300.58               120               119        360           360
 8  Harris         TX     77036    12,500,000.00     27,173.91               120               119        360           360
 9  King           WA     98122    10,740,710.52    137,701.42               120               119        360           359
10  Saginaw        MI     48603    10,220,000.00     45,625.00               120               117        360           360
--------------------------------------------------------------------------------------------------------------------------------
11  Dallas         TX     75063     8,600,000.00     67,187.50                60                59        360           360
12  Kings          NY     11229     8,004,959.22     95,297.13               120               118        324           322
13  New London     CT     06339     7,792,672.34     45,306.23               120               119        360           359
14  Summit         OH     44221     7,600,000.00     78,350.52               120               119        360           360
15  Bronx          NY     10458     6,694,000.00     90,459.46                60                58        360           360
--------------------------------------------------------------------------------------------------------------------------------
16  Greene         MO     65738     5,800,000.00     60,416.67               120               118        360           360
17  Washington     OR     97005     5,550,000.00     32,647.06               120               118        360           360
18  Bronx          NY     10463     5,200,000.00     68,421.05                60                57        360           360
19  Union          NJ     07081     5,000,000.00    125,000.00               120               120         --            --
20  Howard         IN     46902     4,995,645.78     39,028.48               120               119        360           359
--------------------------------------------------------------------------------------------------------------------------------
21  Hillsborough   FL     33613     4,800,000.00     40,000.00                72                71        360           360
22  Sonoma         CA     95492     4,550,000.00     56,172.84               120               119        360           360
23  Bronx          NY     10467     4,549,000.00     75,816.67                60                58        360           360
24  Allen          IN     46825     4,241,331.73     47,125.91               120               119        360           359
25  Orange         CA     92688     4,200,000.00    233,333.33               120               119         --            --
--------------------------------------------------------------------------------------------------------------------------------
26  Bronx          NY     10452     4,000,000.00     80,000.00                60                57        360           360
27  Laramie        WY     82001     4,000,000.00     35,714.29                84                82        360           360
28  Richland       OH     44906     3,896,542.26     55,664.89               120               119        360           359
29  Bronx          NY     10453     3,875,000.00     65,677.97                60                58        360           360
30  Bronx          NY     10458     3,700,000.00     90,243.90                60                57        360           360
--------------------------------------------------------------------------------------------------------------------------------
31  Maricopa       AZ     85028     3,600,000.00     28,800.00               120               120        360           360
32  Monongalia     WV     26505     3,584,423.76         78.17               120               117        300           297
33  Washington     OR     97005     3,285,000.00     27,375.00               120               118        360           360
34  Montgomery     IN     47933     3,097,334.98     30,973.35               120               119        360           359
35  Pitt           NC     27834     3,047,364.38     25,825.12               120               119        360           359
--------------------------------------------------------------------------------------------------------------------------------
36  Brookings      SD     57006     2,575,000.00     71,527.78               120               120        360           360
37  Dallas         TX     75051     2,200,000.00     25,581.40               120               119        360           360
38  Greene         OH     45324     2,198,331.38     48,851.81               120               119        360           359
39  Orange         CA     92833     1,298,889.63     72,160.54               120               119        360           359
40  Washington     MN     55025     1,119,088.73     62,171.60               120               119        360           359
--------------------------------------------------------------------------------------------------------------------------------

      REMAINING                  DSCR       CUT-OFF         LTV                                       STUDIOS
    INTEREST ONLY            AFTER INITIAL  DATE LTV     RATIO AT      UTILITIES                      NO. OF      AVG RENT
ID  PERIOD (MOS.)  DSCR (X)    IO PERIOD     RATIO    MATURITY OR ARD  PAID BY TENANT               UNITS/ROOMS  PER MO. ($)
----------------------------------------------------------------------------------------------------------------------------

 1            118    1.20         NAP        77.7%         77.7%       Electric, Gas, Water             82           753
 2            120    1.24         NAP        68.2%         68.2%       Electric, Gas, Water
 3            120    1.28         NAP        62.3%         62.3%       Electric, Gas, Water
 4             --    1.17         NAP        78.2%         66.0%       None                             35          1,515
 5             60    1.17         NAP        80.3%         80.3%       Electric, Gas, Water              4           475
----------------------------------------------------------------------------------------------------------------------------
 6            118    1.28         NAP        77.9%         77.9%       Electric, Gas, Sewer, Water
 7             59    1.46         1.20       70.0%         65.2%       Electric
 8             59    1.49         1.24       74.1%         69.2%       Electric                         36           420
 9             --    1.24         NAP        53.4%         45.3%       Electric, Sewer                  21           822
10             33    1.58         1.30       79.8%         71.7%       Electric, Gas
----------------------------------------------------------------------------------------------------------------------------
11             23    1.52         1.28       53.8%         51.8%       Electric, Gas, Sewer, Water       4          1,700
12            NAP    1.10         NAP        62.1%         49.8%       Electric                          9           921
13             --    1.46         NAP        63.9%         53.6%       Electric
14             23    1.70         1.42       77.6%         68.6%       None                             12          1,273
15             10    1.45         1.20       67.6%         64.1%       Electric, Gas                    13           744
----------------------------------------------------------------------------------------------------------------------------
16             22    1.50         1.26       79.5%         70.3%       Electric
17             34    2.02         1.66       54.1%         48.6%       Electric, Sewer, Water           12           458
18              9    1.45         1.20       66.7%         63.2%       Electric, Gas                    20           734
19            120    1.21         NAP        73.5%         73.5%       Electric
20             --    1.23         NAP        79.2%         67.0%       Electric, Gas
----------------------------------------------------------------------------------------------------------------------------
21             23    1.33         1.12       73.8%         70.3%       Electric, Gas
22             59    1.46         1.21       63.2%         59.0%       Electric, Sewer, Water           78           750
23             10    1.51         1.25       70.0%         66.3%       Electric, Gas                    10           730
24             --    1.20         NAP        79.3%         67.1%       Electric, Gas
25            119    1.38         NAP        74.3%         74.3%       Electric, Gas
----------------------------------------------------------------------------------------------------------------------------
26              9    1.47         1.22       69.0%         65.4%       Electric, Gas                     2           713
27             22    1.37         1.15       71.4%         66.8%       Electric, Gas
28             --    1.20         NAP        79.5%         67.1%       Electric, Gas, Water
29             10    1.42         1.17       68.0%         64.4%       Electric, Gas                     2           753
30              9    1.45         1.20       67.3%         63.8%       Electric, Gas
----------------------------------------------------------------------------------------------------------------------------
31             --    1.28         NAP        64.3%         54.4%       None
32             --    1.35         NAP        72.2%         55.7%       Electric, Sewer, Water
33             34    2.05         1.69       51.3%         46.1%       Electric, Water                  48           482
34             --    1.20         NAP        79.4%         67.3%       Electric
35             --    1.23         NAP        70.9%         60.0%       Electric
----------------------------------------------------------------------------------------------------------------------------
36              -    1.30         NAP        80.0%         67.3%       Electric, Sewer, Water
37             23    1.54         1.29       73.3%         64.7%       None
38             --    1.26         NAP        75.8%         65.1%       Electric
39             --    1.17         NAP        66.6%         56.5%       Electric, Gas
40             --    1.27         NAP        79.9%         68.1%       Electric
----------------------------------------------------------------------------------------------------------------------------

    1 BEDROOM                 2 BEDROOM                  3 BEDROOM                4 BEDROOM
      NO. OF       AVG RENT     NO. OF      AVG RENT      NO. OF      AVG RENT     NO. OF      AVG RENT
ID  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($)  UNITS/ROOMS  PER MO. ($) UNITS/ROOMS  PER MO. ($)
---------------------------------------------------------------------------------------------------------

 1     134           877         218          1,075         70          1,330
 2     173           934         203          1,093         34          1,259
 3     213           912         169          1,213         14          1,700
 4     127          2,428         92          3,666
 5     285           741         345           852
---------------------------------------------------------------------------------------------------------
 6     102           830         138          1,014         100         1,200
 7     111           685          53          1,103          6          1,177         3          1,560
 8     304           498         120           645
 9      36           995          18          1,386          3          1,795
10      60           618         164           695
---------------------------------------------------------------------------------------------------------
11      94          2,306         30          2,980
12      41          1,039         34          1,267
13      85           750          87           850
14      69          1,786         16          2,537
15      27           885          23          1,029          5          1,130
---------------------------------------------------------------------------------------------------------
16      18           575          66           675          12           775
17      61           530          69           615          28           694
18      42           841          14           948
19      18          1,178         22          1,470
20      48           522          80           607
---------------------------------------------------------------------------------------------------------
21      40           500          80           605
22      1            785          2           1,000
23      36           807          7           1,155          3          1,150
24      50           462          39           761
25                                6           1,833         12          2,344
---------------------------------------------------------------------------------------------------------
26      31           814          10           997           6          1,333         1           820
27                                32           610          80           650
28                                70           650
29      44           792          13           997
30      2            861          21          1,029         18          1,070
---------------------------------------------------------------------------------------------------------
31     125           670
32      48           625          12           810
33      48           528          24           657
34      24           394          52           489          24           588
35     118           415
---------------------------------------------------------------------------------------------------------
36                                30           858           6           948
37                                55           735          31           835
38      27           592          18           734
39      9            889          9           1,022
40                                                          18           735
---------------------------------------------------------------------------------------------------------

     OTHER UNITS
        NO. OF         AVG RENT     NO. OF
ID  UNITS/ROOMS (2)  PER MO. ($)  ELEVATORS
-------------------------------------------

 1
 2
 3                                    1
 4                                    4
 5
-------------------------------------------
 6
 7                                    1
 8
 9                                    1
10
-------------------------------------------
11                                    3
12                                    2
13
14                                    4
15        6                           1
-------------------------------------------
16
17
18                                    1
19                                    1
20
-------------------------------------------
21
22
23        4
24
25
-------------------------------------------
26
27
28
29                                    1
30
-------------------------------------------
31                                    2
32
33
34
35
-------------------------------------------
36                                    1
37
38
39
40
-------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR16

FOOTNOTES TO APPENDIX C

1     BSCMI - Bear Stearns Commercial Mortgage, Inc.; WFB - Wells Fargo Bank,
      National Association; PMCF - Prudential Mortgage Capital Funding, LLC; PCF
      II - Principal Commercial Funding II, LLC; NLIC - Nationwide Life
      Insurance Company

2     For Loan ID#15 (2300 Grand Concourse), there are 6 other units that are commercial tenants consisting of approximately 6,000 sqft. For Loan ID#23
      (3371-3373 Decatur Avenue), there are 4 other units that are commercial tenants consisting of approximately 3,700 sqft.